Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(7,072,464)
Realized Trading Gain (Loss) on Short-Term Investments	(250)
Unrealized Gain (Loss) on Market Value of Futures	(265)
Dividend Income	136
Interest Income	60,462
ETF Transaction Fees	350
Total Income (Loss)	$(7,012,031)

Expenses
General Partner Management Fees	$16,274
Professional Fees	10,428
Brokerage Commissions	2,983
Non-interested Directors' Fees and Expenses	309
Prepaid Insurance Expense	257
NYMEX License Fee	407
SEC & FINRA Registration Expense	3,818
Total Expenses	34,476
Expense Waiver	(14,135)
Net Expenses	$20,341
Net Income (Loss)	$(7,032,372)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/18	$36,463,254
Additions (100,000 Shares)	2,402,741
Net Income (Loss)	(7,032,372)

Net Asset Value End of Month	$31,833,623
Net Asset Value Per Share (1,300,000 Shares)	$24.49

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596